EXHIBIT 99.1

Fittipaldi Logistics, Inc. Announces Growth Plan; Company Provides 2007 Guidance to the Marketplace, Industry and Investors
Wednesday January 10, 2007 11:57:00 EST

BOCA RATON, Fla., Jan 10, 2007 /PRNewswire-FirstCall via COMTEX/ --

Fittipaldi Logistics, Inc. (OTC Bulletin Board: FPLD), the market leader in software development for the freight transportation industry, announces a new strategic growth plan designed to maximize and optimize its position in the marketplace. The growth plan addresses multiple aspects within the Company, including its operating model, financial status and business partnerships.

Fittipaldi Logistics, Inc. was established in October 2006 upon the merger of Power2Ship, Inc., an eight year old leader in the freight transportation software development segment, and a new entity created with Emerson Fittipaldi to facilitate his entry into the commercial and consumer transportation markets.

Operating Model

Fittipaldi Logistics remains focused on delivering high quality ASP-based software solutions. The new business model extends the Company's long- standing, superior integration platform into the exciting and rapidly evolving telematics sector.

David Brooks, Chief Executive Officer elaborated, "We have the most highly evolved, sophisticated integration platform in the industry. Over the last few months, we have augmented our software, enabling it to support a growing variety of vehicle and container-based data. The result is a unique and powerful platform that provides total asset visibility and tracking across an entire organization."

Financial Status and Outlook for 2007

The Company's quarterly financial results for the period ended September 30, 2006, showed revenue of $6.4 million, a 21% decrease in operating expenses to $1.86 million, and an increase in its cash balance. Led by a new, determined management team, the Company is committed to future growth of revenue, income, and EBITDA.

The Company's revenue guidance for calendar 2007 ranges from an estimated $40 million to $45 million.

In the coming days, management expects to announce further substantial restructuring and retirement of its debt, thereby providing the Company with greater flexibility to meet its long-term growth and operational goals.

New Business Agreements

To complement the Company's increasingly attractive financial profile, Fittipaldi Logistics is currently engaged in closing a series of new business partnerships and agreements. In keeping with the Company's renewed commitment to improving and enhancing investor communication, further information on the specifics of these agreements will be released as soon as they are finalized.

Kevin Yates, Chief Operating Officer said, "Our positive customer relationships have been accomplished by redoubling our efforts to provide a consistently

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superior customer experience. Now we are going to match that new vitality with increased focus on marketing and investor communications. This will allow our shareholders, our customers, and the entire industry to share in, and be fully aware of, our success."

More information can be found at http://www.emmologic.com .
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About Fittipaldi Logistics, Inc.

Fittipaldi Logistics, Inc. is a technology company specializing in providing pertinent, real-time information to the worldwide transportation and security industries. Our telematics solutions collect vehicle and container- based data and integrate it with information gathered from various disparate legacy systems across the supply chain. The data is then synthesized and reformatted into valuable, actionable information, and delivered to appropriate end-users across the logistics value chain through secure web- based applications. Specific offerings include: vehicle tracking, inventory/asset visibility, secure trucking, matching available freight with available trucks, and many others. Additionally, Fittipaldi Logistics, through Fittipaldi Carriers, is an expanding freight transportation operation currently serving the southeastern United States.

     Contact Information:
     Fittipaldi Logistics' Corporate Investor Relations
     (866) 998-7557 x 301
     Email: ir@emmologic.com

     Creative Options Communications

     Darren Drewitz, 972-355-6070

This press release includes certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements regarding our current business plans, strategies and objectives that involve risks and uncertainties that could cause actual results to differ materially from anticipated results. The forward-looking statements are based on our current expectations and what we believe are reasonable assumptions; however, our actual performance, results and achievements could differ materially from those expressed in, or implied by, these forward-looking statements. Factors, within and beyond our control, that could cause or contribute to such differences include, among others, the following: we have a history of losses and an accumulated deficit, expect losses to continue for the foreseeable future and will need to raise additional working capital in order to implement our business model and sustain our operations; the loss of one or more of our major customers could materially and adversely effect our future revenue and business operations; as well as those factors discussed under "Risk Factors" in our Annual Report on form 10-KSB filed on October 13, 2006 and various disclosures in other reports filed from time to time with the United States Securities and Exchange Commission.